UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 11, 2020

Federal Realty Investment Trust

(Exact name of registrant as specified in its charter)

Maryland	1-07533	52-0782497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1626 East Jefferson Street, Rockville, Maryland	20852-4041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: 301/998-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Shares of Beneficial Interest $.01 par value per share, with associated Common Share Purchase Rights	FRT	New York Stock Exchange
Depositary Shares, each representing 1/1000 of a share of 5.00% Series C Cumulative Redeemable Preferred Stock, $.01 par value per share	FRT-C	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events

On May 11, 2020, Federal Realty Investment Trust (the “Registrant”) closed an underwritten public offering of (i) $300,000,000 aggregate principal amount of 3.95% Notes due 2024 (the “2024 Notes”) and (ii) $400,000,000 aggregate principal amount of 3.50% Notes due 2030 (together with the 2024 Notes, collectively the “Notes”). In connection with the closing of the offering of the Notes, the Registrant is filing this Current Report on Form 8-K to provide the related legal opinions of Pillsbury Winthrop Shaw Pittman LLP, which are attached hereto and incorporated by reference into the Registrant’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission on May 7, 2018 (File No. 333-224701).

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following Exhibits are included in the Form 8-K:

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP relating to legality of the securities being issued by the Registrant

8.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP relating to material tax matters relating to the Registrant

23.1	Consents of Pillsbury Winthrop Shaw Pittman LLP (contained in the opinions filed as Exhibits 5.1 and 8.1 hereto)

104	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL REALTY INVESTMENT TRUST

Date: May 11, 2020	/s/ Dawn M. Becker
Dawn M. Becker
Executive Vice President-General Counsel and Secretary